EXHIBIT 23(d)

July 25, 2005

CONSENT OF CAPITAL MARKET SECURITIES, INC.

We hereby consent to the use of the form of our opinion letter to the Board of Directors of Exchange Bancshares, Inc. included as an exhibit to the Registration Statement (Form S-4) and related Prospectus/Proxy Statement relating to the proposed merger of Exchange Bancshares, Inc. and Rurban Financial Corp. and to the references to our firm and such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Capital Market Securities, Inc.

/S/ STEPHEN CLINTON
Stephen Clinton President